UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2010

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2010, the Board of Directors of Xenith Bankshares, Inc. (the “Company”) elected Patrick D. Hanley to serve as a Director of the Company. Mr. Hanley will serve as a Director of the Company until the Company’s 2010 annual meeting of shareholders, at which it is expected that he will stand for election, or until his resignation or the election or appointment of his successor. The press release issued on January 25, 2010 by the Company announcing the election of Mr. Hanley to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Hanley will be a member of the Audit and Compliance Committee of the Board of Directors. The Board of Directors has affirmatively determined that Mr. Hanley is an “independent” director in accordance with the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, the Board of Directors has determined that Mr. Hanley is financially literate under the NASDAQ listing standards and the rules promulgated by the Securities and Exchange Commission (the “SEC”) and that Mr. Hanley is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC.

In connection with his election to the Board of Directors, Mr. Hanley will be granted options to purchase 5,000 shares of the Company’s common stock at an exercise price of $11.49 per share. These options will have a 10-year term and will vest in three equal installments on each anniversary of the date of the grant of the options to Mr. Hanley.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 20, 2010, the Company’s Board of Directors approved and adopted the Company’s Code of Business Conduct and Ethics (the “Code”). The Code is the Company’s code of ethics that applies to all directors, officers and employees of the Company and its subsidiary, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code amends and restates the Company’s code of ethics as in effect prior to the Board of Directors’ action generally to make certain non-material updating changes to the Code. The amendments to the Code do not result in any waiver, explicit or implicit, from any provision of the Code (as in effect prior to the Board of Directors’ action to amend and restate the Code) with respect to any director, officer or employee of the Company or its subsidiary.

The Code, as amended and restated, is attached hereto as Exhibit 14.1 and is also available on the Company’s website at www.xenithbank.com. The Company intends to continue to satisfy the disclosure requirements of Form 8-K with respect to any waivers of or amendments to the Code with respect to certain officers by posting such disclosures on the Company’s website at www.xenithbank.com. The Company may, however, elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC in addition to or in lieu of the website disclosure.

Item 8.01.	Other Events.

On January 20, 2010, the Board of Directors approved and adopted charters for the Audit and Compliance Committee (formerly known as the Audit Committee) and the Governance and Compensation Committee (formerly known as the Compensation/Governance/ Nominating Committee). The charters amend and restate the charters as in effect prior to the Board of Directors’ action to change the names of the committees and generally to make certain non-material updating changes. In addition, the Board of Directors approved and adopted the Company’s Corporate Governance Guidelines. The charter and the Corporate Governance Guidelines are available on the Company’s website at www.xenithbank.com.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

14.1	Xenith Bankshares, Inc. Code of Business Conduct and Ethics.

99.1	Press release issued on January 25, 2010 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2010

XENITH BANKSHARES, INC.

By:	/S/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

14.1	Xenith Bankshares, Inc. Code of Business Conduct and Ethics.

99.1	Press release issued on January 25, 2010 by the Company.

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